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                EIGHTH SUPPLEMENTAL ANNUAL BENEFIT DETERMINATION
              PURSUANT TO THE VF CORPORATION AMENDED AND RESTATED
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


ARTICLE I.       PURPOSE

The purpose of this Eighth Supplemental Annual Benefit Determination (the "Determination") is to provide to designated Participants a Supplemental Pension under the VF Corporation Amended and Restated Supplemental Executive Retirement Plan (the "SERP").


ARTICLE II.      DEFINITIONS

As used herein, words and phrases shall have such meanings as are set forth in the SERP and the VF Corporation Pension Plan ("Pension Plan"). "Committee" shall mean the Organization and Compensation Committee of the Board of Directors of VF Corporation.


ARTICLE III.     ELIGIBILITY FOR BENEFITS

The Supplemental Pension shall be payable to the Participant if his employment terminates by reason of: 1) retirement on his Normal Retirement Date, 2) retirement on his Early or Disability Retirement Date or 3) death while an Employee.


ARTICLE IV.      SUPPLEMENTAL PENSION BENEFITS

                4.01      NORMAL RETIREMENT:       The Participants in this
Determination shall receive the following Supplemental Pension payable at Normal or Late Retirement:

                 (a) The Normal Retirement Benefit otherwise payable to the Participant under the Pension Plan computed without application of the annual compensation limitation imposed under Section 401(a)(17) of the Internal Revenue Code of 1986, as amended (the "Code"), or any successor section thereto, which limits the amount of a Participant's annual compensation used in determining his benefits under the Pension Plan.

                 (b)      The Supplemental Pension set forth in Section 4.01(a)
                          shall be reduced by any benefits payable to the Participant under the Pension Plan.
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                4.02      EARLY OR DISABILITY RETIREMENT:   The Supplemental
Pension payable by reason of the Participant's Early or Disability Retirement shall be equal to the benefit provided by Section 4.01 above multiplied by a fraction. The numerator of this fraction shall be the number of full and part years of the Participant's employment with the Corporation. The denominator of this fraction shall be the number of full and part years of the Participant's employment as if the Participant had been employed until Normal Retirement Date.

                4.03 DEATH WHILE AN EMPLOYEE: The Supplemental Pension payable upon the death of the Participant while an Employee shall be as provided by Section 4.02.

                4.04      FORM OF SUPPLEMENTAL PENSION:     The form of
benefits payable to the Participant shall be the form which has been elected under the Pension Plan unless the Participant or Beneficiary has elected a different form under this Determination. Payment of Supplemental Pension benefits hereunder shall commence at the same time as the Participant's or Beneficiary's benefits commence under the Pension Plan, and shall be subject to the same reductions for commencement of payments prior to Normal Retirement Date as apply to the recipient's benefits under the Pension Plan. Notwithstanding the foregoing, if a Participant dies while employed, his Beneficiary may elect to receive in a lump sum the actuarial present value (determined pursuant to the assumptions set forth in the Pension Plan) of the Participant's Supplemental Pension under this Determination.


ARTICLE V.       PARTICIPANTS

The Committee designates as Participants, for purposes of this Determination, any Employee who loses retirement benefits under the Pension Plan because of the Code Section 401(a)(17) limitation on the amount of annual compensation permitted to be used in calculating Pension Plan benefits and whose termination of employment is by reason of 1) retirement on his Normal Retirement Date, 2) retirement on his Early or Disability Retirement Date or 3) death while an Employee; provided, however, that any Employee otherwise designated hereunder shall be excluded from participating in this Determination to the extent that he participates in another SERP Determination that provides for the same Supplemental Pension set forth herein.


ARTICLE VI.      VESTING

The Participant shall become vested in the Supplemental Pension





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payable pursuant to this Determination upon his termination of employment by reason of 1) retirement on his Normal Retirement Date, 2) retirement on his Early or Disability Retirement Date or 3) death while an Employee. Nothing in this Determination shall preclude the Board of Directors from discontinuing eligibility to participate in the SERP and this Determination at any time before the Participant shall become vested hereunder.


ARTICLE VII.     ADOPTION

This Determination was approved and adopted by the Corporation on August 17, 1993, effective as of January 1, 1989, as authorized by the Board of Directors on May 16, 1989.





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